SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 1, 2008
Date of Report
(Date of earliest event reported)
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
20425 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)     (ZIP Code)
Registrant’s telephone number, including area code: (301) 944-6600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e)
          On April 1, 2008, MiddleBrook Pharmaceuticals, Inc. (the “Company”) executed Amended and Restated Executive Employment Agreements with Beth A. Burnside, Ph.D., Vice President, Pharmaceutical Research, Donald J. Treacy, Jr., Ph.D., Vice President, Analysis & Pharmaceutical Quality and Sandra E. Wassink, Vice President, Pharmaceutical Development Operations. On April 8, 2008, the Company executed Amended and Restated Executive Employment Agreements with Edward M. Rudnic, Ph.D., President and Chief Executive Officer, and Robert C. Low, Vice President-Finance, Chief Financial Officer and Treasurer (the aforementioned officers are referred to herein collectively as the “Officers”).
          For each of the Officers, the employment agreements have been modified to allow the Officer to terminate his or her employment at any time within twelve months following a Change in Control (as defined in the agreements) if any of the following occurs without the Officer’s consent: (i) the Officer is required to relocate more than 35 miles from the principal location where he or she currently performs services for the Company; (ii) any material diminution in the Officer’s authority, duties or responsibilities; or (iii) any material reduction in the Officer’s salary or bonus (collectively, the “Good Reason events”). The modified agreements also allow each Officer to terminate his or her employment at any time after the Company either enters into a definitive agreement that would result in a Change in Control or upon the announcement by any individual, entity or group of an intention to cause a Change in Control to occur (each a “Potential Change in Control”) as long as a Good Reason event occurs as a result of such Potential Change in Control. Revisions were also made to the Officers’ agreements to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the restriction on competition in Mr. Low’s agreement was reduced from two years to one year.
          Other terms of the employment agreements between the Company and the Officers remain unchanged, and the description of the employment agreements are incorporated herein by reference from the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2007 and from the Company’s Current Report on Form 8-K filed with the Commission on November 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: April 10, 2008	By:	/s/ Robert C. Low
Robert C. Low
Vice President, Finance, Chief Financial Officer and Treasurer